Exhibit 99.1

Waitr Holdings Announces Reverse Stock Split
and New Trading Symbol “ASAP”
LAFAYETTE, LA (November 3, 2022) – Waitr Holdings Inc. (Nasdaq: WTRH), a leader in on-demand ordering and delivery, today announced that the Company’s Board of Directors has adopted resolutions to effect a reverse stock split. At the reconvened special meeting on October 20, 2022, the Company’s shareholders approved a reverse stock split of Company common stock, within a set range, without reducing the authorized number of shares of Company common stock, if and when determined by the Company’s board of directors in its sole discretion.
The board of directors has since exercised such discretion and adopted resolutions approving a reverse stock split at a ratio of 1:20. It is expected that the reverse stock split will occur on or prior to 11:59 p.m. Eastern Time on November 21, 2022.
No fractional shares will be issued in connection with the reverse stock split. The Company’s transfer agent, Continental, will aggregate all fractional shares otherwise issuable to the holders of record of common stock and arrange for the sale of all fractional interests as soon as practicable after November 21, 2022 on the basis of the prevailing market prices of the common stock at the time of the sale. After such sale, Continental will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests.
Trading of the Company’s common stock on the Nasdaq Capital Market is expected to continue on a split-adjusted basis when the markets open on November 22, 2022 under the Company’s new trading symbol “ASAP.” The new CUSIP number following the reverse stock split will be 930752 209.
About Waitr Holdings Inc.
Founded in 2013, we are an on-demand ordering technology platform using the ‘deliver anything ASAP’ model making it easy to order food, alcohol, convenience, grocery, flowers, auto parts and more at your fingertips and get them delivered ASAP. Waitr’s proprietary in-stadium delivery technology now provides an enhanced fan experience at sports and entertainment venues, allowing fans to place orders from their favorite in-stadium concessions, directly from their seats through its ASAP platform. Additionally, we facilitate access to third parties that provide payment processing solutions for restaurants and other merchants. We provide a convenient way to discover, order and receive a wide variety of on-demand products – ASAP. As of June 30, 2022, we operate in approximately 1,000 cities throughout the United States.
Cautionary Note Concerning Forward-Looking Statements
This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s financial results, implementation of strategic initiatives, debt pay-down and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events, and thus involve uncertainty and risk. The words “believe,” “strategy,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “might,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” “goal,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information is set forth in Waitr’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022, filed with the SEC on August 8, 2022, and should be read in conjunction with these financial results. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr.
Contact:
Investors
WaitrIR@icrinc.com